Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “F5 FINISHES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF OCTOBER, A.D. 2007, AT 2:52 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SMIFF CORP.” TO “FLOORING CONSOLIDATION CORP.”, FILED THE NINTH DAY OF OCTOBER, A.D. 2017, AT 9:32 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “FLOORING CONSOLIDATION CORP.” TO “F5 FINISHES, INC.”, FILED THE TWENTY- THIRD DAY OF APRIL, A.D. 2019, AT 10:26 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “F5 FINISHES, INC.”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of state
4439674 8100H	Authentication: 202772787
SR# 20193578081	Date: 05-06-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:02 PM 10/12/2007
FILED 02:52 PM 10/12/2007
SRV 071111930 - 4439674 FILE

Certificate of Incorporation

Of

SmiffCorp.

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

FIRST: The name of the corporation is:

SmiffCorp.

SECOND: The address of the initial registered agent and registered office of this corporation in this state is c/o United Corporate Services, Inc., 874 Walker Road, Suite C, in the City of Dover, County of Kent, State of Delaware 19904 and the name of the registered agent at said address is United Corporate Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

FOURTH: The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value

COMMON	3,000	$0.01

FIFTH: The name and address of the incorporator is as follows:

Name	Address

Michael A. Barr	10 Bank Street
White Plains, New York 10606

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1)	The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws. Election of directors need not be by ballot unless the By-laws so provide.

(2)	The Board of Directors shall have power without the assent or vote of the stockholders:

(a) To make, alter, amend, change, add to or repeal the By-laws of the corporation; to fix and vary the amount of capital to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b) To determine from time to time whether, and at what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3)	The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meeting of the stockholders called for the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware, as amended from time to time, and any contract or act that shall be so approved or be so ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorwn of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4)	In addition to the powers and authorities herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-laws from time to time made by the stockholders; provided, however, that no By-laws so made shall invalidate any prior act of the directors which would have been valid if such By-law had not been made.

SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (I) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by Section 102 (b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102 (b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such sections grant the corporation the power to indemnify.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this 12th day of October, 2007.

/S/ MICHAEL A. BARR
Michael A. Barr, lncorporator

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Smiff Corp.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“First” The name of the corporation is Flooring Consolidation Corp.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of October, 2017

By:	/s/ Steve Colmar
Authorized Officer

Title:	President

Name:	Steve Colmar
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:32 AM. 10/09/2017
FILED 09:32 AM 10/09/2017
SR 20176524632 - File Number 4439674

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:26 AM 04/23/2019
FILED 10:26 A.M 04/23/2019
SR 20193070923 - File Number 4439674

Second Certificate of Amendment to

Certificate of Incorporation

of

Flooring Consolidation Corp.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Flooring Consolidation Corp., a Delaware corporation (the “Corporation”), certifies that:

It is a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”);

The name of the Corporation is Flooring Consolidation Corp. and it was originally incorporated pursuant to the General Corporation Law on October 12, 2007 under the name Smiff Corp. A Certificate of Amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State on October 9, 2017 changing the name of the Corporation to Flooring Consolidation Corp.

The Board of Directors of the Corporation duly adopted resolutions proposing to amend the Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and in the best interests of this corporation, which amendment is as follows;

The Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph First in its entirety and replacing it with the following:

First: The name of the Corporation is F5 Finishes, Inc.

IN WITNESS WHEREOF, this Second Certificate of Amendment to Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 23rd day of April, 2019.

By:	/s/ Steven P. Colmar
Steven P. Colmar, President and CEO